SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                February 1, 2000



                             PERMANENT BANCORP, INC.
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             (Exact name of Registrant as specified in its Charter)


         Delaware                   0-23370                     35-1908797
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(State or other jurisdiction  (Commission File No.)          (IRS Employer
  of incorporation)                                         Identification No.)



   101 Southeast Third Street, Evansville, Indiana               47708
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   (Address of principal executive offices)                     (Zip Code)



Registrant's telephone number, including area code: (708) 687-9400



                                       N/A
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          (Former name or former address, if changed since last report)

Item 5.  Other Events

         On December 20, 1999, Old National Bancorp ("Old National") and Permanent Bancorp, Inc. ("Permanent") entered into an Agreement of Affiliation and Merger (the "Agreement") dated as of December 20, 1999, by and among Old National Bancorp, Permanent Bancorp, Inc., Merger Corporation, Old National Bank and Permanaent Bank.

         The agreement calls for a fixed price with the exchange ratio to be based on the price of Old National stock at the time of closing, subject to adjustment. Old National intends to purchase the shares to be isued in the transaction in the open market prior to closing and to account for the transaction as a purchase. The transaction, subject to regulatory agency approval and the approval of permanent shareholders is expected to be completed by the third quarter of 2000. Upon completion of merger, preliminary plans are to combine Permanent's offices into Old National's.

         The Merger Agreement and the press release providing further details on the exchange ratio issued on February 1, 2000 are attached as exhibits to this report and are incorporated herein by reference. The foregoing summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement.

Item 7.  Financial Statements and Exhibits

(c)      EXHIBITS:

         2 Agreement of Affiliation and Merger, dated as of December 20, 1999, by and among Old National Bancorp, Permanent Bancorp, Inc., Merger Corporation, Old National Bank and Permanent Bank.

         20       Press Release issued February 1, 2000.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           PERMANENT BANCORP, INC.




Date:  February 2, 2000               By:  /s/ Donald P. Weinzapfel
                                           ----------------------------------
                                           Donald P. Weinzapfel
                                           Chairman of the Board and
                                             Chief Executive Officer (Principal
                                             Financial and Accounting Officer)

                                  EXHIBIT INDEX

Exhibit
Number                              Description



2        Agreement of Affiliation and Merger dated as of December 20, 1999.

20       Press Release issued February 1, 2000.